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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

 1. PSINet Japan Inc. (PSINet Kabushiki Kaisha), a company organized under the laws of Japan.

 2. PSINet Limited, a corporation organized under the laws of Canada.

 3. PSINet Pipeline New York, Inc., a corporation organized under the laws of the State of New York.

 4. PSINet Pipeline USA, Inc., a corporation organized under the laws of the State of Delaware.

 5. PSINet Asia Holdings Inc., a corporation organized under the laws of the State of Delaware.

 6. Telecom Licensing Inc., a corporation organized under the laws of the State of Delaware.

 7. EUnet GB Limited, a corporation organized under the laws of the United Kingdom.

 8. PSINet UK Limited, a corporation organized under the laws of the United Kingdom.

 9. PSIWeb Inc., a corporation organized under the laws of the State of Delaware.

10. PSIWeb Europe Limited, a corporation organized under the laws of the Republic of Ireland.

11. PSINet Security Services Inc., a corporation organized under the laws of the State of Delaware.

12. PSINet Europe Inc., a corporation organized under the laws of the State of Delaware.

13. PSINet Telecom Limited, a corporation organized under the laws of the State of Delaware.

14. PSINet Telecom UK Limited, a corporation organized under the laws of the United Kingdom.

15. PSINet Europe B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

16. PSINet Europe Limited, a corporation organized under the laws of the Republic of Ireland.

17. PSINet Netherlands B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

18. PSINet Belgium S.P.R.L., a corporation organized under the laws of the Kingdom Of Belgium.

19. PSINet Germany GmbH, a corporation organized under the laws of the Federal Republic of Germany.

20. PSINet (Europe) S.A., a corporation organized under the laws of the Swiss Confederation.

21. PSINet SARL, a corporation organized under the laws of the Republic of France.

22. PSINet France S.A. (formerly Serveur Telematique Internet SA, dba Calvacom), a corporation organized under the laws of the Republic of France.

23. Internet Prolink S.A., a corporation organized under the laws of the Swiss Confederation.

24. PRC Internet Corporation, a corporation organized under the laws of the State of California.

25. iSTAR internet inc., a corporation organized under the laws of Canada.